UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2009

AMERISAFE, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	000-51520	75-2069407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 Highway 190 West

DeRidder, Louisiana 70634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 463-9052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On February 2, 2009, Thomas W. Hallagan, a member of the Board of Directors (the “Board”) of AMERISAFE, Inc. (the “Company”), sent an e-mail to each of the other members of the Board and certain members of the Company’s management. In his e-mail, Mr. Hallagan stated that he had chosen not to be considered for re-election to the Board at the Company’s annual meeting of shareholders in 2009. Mr. Hallagan is currently the Chair of the Investment Committee of the Board and is a member of the Compensation Committee of the Board.

According to his February 2, 2009 e-mail, Mr. Hallagan has chosen not to stand for re-election as a result of his “concerns about governance processes that seem to differ with the board in general.” A copy of Mr. Hallagan’s February 2, 2009 e-mail is attached hereto as Exhibit 17.1, and is incorporated herein by this reference.

On February 3, 2009, Jared A. Morris (a member of the Board and the Chair of the Board’s Nominating and Corporate Governance Committee) and Austin P. Young (a member of the Board and the Chair of the Board’s Audit Committee) had a telephone conference with Mr. Hallagan to discuss in more detail his decision not to stand for re-election to the Board. A representative of the Company’s outside counsel also participated in this telephone conference.

During this call, Mr. Hallagan expressed a number of concerns regarding differences of opinion between him and the other Board members regarding the appropriate level of Board oversight of management. Mr. Hallagan’s concerns included (a) the accuracy and completeness of the minutes of the August 2008 Investment Committee meeting and the draft minutes of the November 2008 Board meeting; (b) conflicts between Mr. Hallagan and the Company’s Chairman and CEO and another member of the Board’s Investment Committee regarding the role of the Investment Committee; (c) two Board members who are related; (d) the Company’s investment managers and consultants and related matters; (e) management’s interaction with the Board in consideration of a possible repurchase of the Company’s Series C and D preferred shares; (f) instructions to the Company’s CEO to sell shares of the Company’s common stock; (g) stock option grant procedures with respect to an option grant to one executive officer and the consideration of book value in relation to the option exercise price; (h) an analysis in a proposal to expand the Company’s headquarters’ facility; and (i) the composition of the Board.

Following this telephone conference, Mr. Hallagan e-mailed to Mr. Morris, Mr. Young and the representative of the Company’s outside counsel a draft memorandum, dated January 14, 2009, outlining the concerns he had expressed in the telephone conference on February 3, 2009. A copy of Mr. Hallagan’s February 3, 2009 e-mail and memorandum is attached hereto as Exhibit 17.2, and is incorporated herein by this reference.

On February 5, 2009, the Board met to discuss Mr. Hallagan’s decision not to stand for re-election and the concerns expressed in Mr. Hallagan’s memorandum attached as an exhibit to this report. In particular, Mr. Young asked Mr. Hallagan to address any concerns regarding fraud, as that word is used in his memorandum. Mr. Hallagan responded that his concerns related to the possibility of the occurrence of fraud at the Company. Mr. Hallagan stated that he was not currently aware of any evidence of fraud occurring at any level of the Company, the

Board or management. Mr. Young then asked each Board member, as well as each member of the Company’s senior management, present at the meeting to confirm whether any of them were currently aware of any evidence of fraud occurring at any level of the Company, the Board or management. Each responded that they were not.

Mr. Young then asked Mr. Hallagan if he would be willing to provide the Board with a letter clarifying his draft memorandum and confirming his earlier statement. He agreed to do so. A copy of Mr. Hallagan’s letter, dated February 5, 2009, is attached hereto as Exhibit 17.3, and is incorporated herein by this reference.

The Board takes its fiduciary obligations seriously. The Board intends to conduct a corporate governance review to evaluate and address the concerns raised by Mr. Hallagan as well as any related governance issues identified during that process.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 17.1	E-mail correspondence, dated February 2, 2009, from Thomas W. Hallagan to the Board of Directors of AMERISAFE, Inc.

Exhibit 17.2	E-mail correspondence, dated February 3, 2009, and attached memorandum from Thomas W. Hallagan to Jared A. Morris and Austin P. Young

Exhibit 17.3	Letter, dated February 5, 2009, from Thomas W. Hallagan to the Board of Directors of AMERISAFE, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISAFE, INC.

By:	/s/ Todd Walker
Todd Walker, Executive Vice President,
General Counsel and Secretary

Date: February 6, 2009

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